Exhibit 1

Execution Copy

LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

2,200,000 Common Shares*

UNDERWRITING AGREEMENT

Dated: October 7, 2005

*	Plus an option to purchase from LaSalle Hotel Properties up to 220,000 additional shares to cover over-allotments.

Table of Contents

SECTION 1. Representations and Warranties.		2

(a)	Representations and Warranties by the Company and the Operating Partnership	2

(b)	Officer’s Certificates	13

SECTION 2. Sale and Delivery to Underwriters; Closing.		13

(a)	Initial Securities	13

(b)	Option Securities	13

(c)	Payment	13

(d)	Denominations; Registration	14

SECTION 3. Covenants of the Company		14

(a)	Compliance with Securities Regulations and Commission Requests	14

(b)	Filing of Amendments	15

(c)	Delivery of Registration Statements	15

(d)	Delivery of Prospectuses	15

(e)	Continued Compliance with Securities Laws	15

(f)	Blue Sky Qualifications	16

(g)	Rule 158	16

(h)	Use of Proceeds	16

(i)	REIT Qualification	16

(j)	No Manipulation of Market for Securities	16

(k)	Rule 462(b) Registration Statement	17

(l)	NYSE Listing	17

(m)	Lock-Up Agreement	17

(n)	Information Furnished by the Underwriters	18

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(o)	Disclaimer of Fiduciary Relationship	18

SECTION 4. Payment of Expenses.		18

(a)	Expenses	18

(b)	Termination of Agreement	19

SECTION 5. Conditions of Underwriters’ Obligations		19

(a)	Effectiveness of Registration Statement	19

(b)	Opinion of Counsel for Company.	19

(c)	Opinion of Counsel for the Underwriters	19

(d)	Officers’ Certificate	20

(e)	Accountant’s Comfort Letter	20

(f)	Bring-down Comfort Letter	20

(g)	Lock-up Agreements	20

(h)	NYSE Listing	21

(i)	Conditions to Purchase of Option Securities	21

(j)	Additional Documents	21

(k)	Termination of Agreement	22

SECTION 6. Indemnification.		22

(a)	Indemnification of Underwriter	22

(b)	Indemnification of Company, Trustees and Officers	23

(c)	Actions against Parties; Notification	23

SECTION 7. Contribution		24

SECTION 8. Representations, Warranties and Agreements to Survive		25

SECTION 9. Termination of Agreement.		25

(a)	Termination; General	25

(b)	Liabilities	26

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SECTION 10. Notices	26

SECTION 11. Parties	26

SECTION 12. GOVERNING LAW AND TIME	27

SECTION 13. Effect of Headings	27

SECTION 14. Representation of Underwriters	27

iii

LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

Common Shares of Beneficial Interest

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

October 7, 2005

Wachovia Capital Markets, LLC

As representative of the several Underwriters listed on Schedule I hereto

c/o Wachovia Capital Markets, LLC

7 Saint Paul Street

Baltimore, MD 21202

Ladies and Gentlemen:

LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Schedule I hereto (the “Underwriters”) for which Wachovia is acting as representative (the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 2,200,000 of the Company’s common shares of beneficial interest, par value $.01 per share (“Common Shares”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 220,000 additional Common Shares to cover over-allotments, if any. The aforesaid 2,200,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 220,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter collectively called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-125057, which also constitutes a post-effective amendment to a previous registration statement No. 333-104054 pursuant to Rule 429 of the 1933 Act Regulations (as defined below)) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Each prospectus used before such registration statement became effective and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company will contribute the net proceeds from the sale of the Securities to LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and in exchange therefor, at the Closing Time (as defined in Section 2(c)) or Date of Delivery (as defined in Section 2(b)), as applicable, the Operating Partnership will issue to the Company common units of limited partnership interest in the Operating Partnership (“Units”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1. Representations and Warranties.

(a)	Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(i) Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration

Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No document has been or will be prepared in connection with the offering of the Securities in reliance on Rule 434 of the 1933 Act. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representative expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(iv) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries set forth in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement and Prospectus. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (C) except for regular monthly dividends on the Common Shares, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s 10- 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share, regular quarterly distributions on the Company’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share, regular quarterly distributions on the Company’s 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share, if any, regular quarterly distributions on the Company’s 7.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share and regular monthly and quarterly distributions on the Units, the series A preferred units of limited partnership in the Operating Partnership (the “Series A Units”), the series B preferred units of limited partnership in the Operating Partnership (the “Series B Units”), the series C preferred units of limited partnership in the Operating Partnership (the “Series C Units”) and the series D preferred units of limited partnership in the Operating Partnership (the “Series D Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

(vi) Good Standing of the Company. The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units, Series A Units, Series B Units and Series D Units as disclosed in the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended by the First Amendment thereto, dated as of March 6, 2002 and the Second Amendment thereto, dated as of September 30, 2003 (collectively, the “Operating Partnership Agreement”), is in full force and effect.

(viii) Good Standing of Subsidiaries. The only Subsidiaries of the Company are (i) the Subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K, (ii) LHO Backstreets Lessee, L.L.C., (iii) LHO Backstreets, L.L.C. and (iv) Westban Hotel Investors, LLC. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(ix) Capitalization. If the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding capital shares of the Company are as set forth in the column entitled “Actual” under such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The issued and outstanding capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(x) Authorization of Units and Preferred Units. All issued and outstanding Units, Series A Units, Series B Units, Series C Units and Series D Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws. The Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued, fully paid and non-assessable, and the issuance of such Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Articles of Amendment and Restatement of Declaration of Trust, dated as of April 24, 1998, as amended and supplemented (the “Declaration of Trust”), and the Amended and Restated Bylaws of the Company (the “Bylaws”) and requirements of the New York Stock Exchange.

(xii) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof and except as enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(xiii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or of any Laws except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) REIT Qualification. Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal

Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Operating Partnership will be taxed as a partnership for federal income tax purposes.

(xviii) Investment Company Act. None of the Company, the Operating Partnership or any Subsidiary is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xix) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the 1933 Act or as required under state securities laws or the rules of the National Association of Securities Dealers, Inc.

(xxi) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership and the Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership and the Subsidiaries except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Prospectus or as would not result in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

(xxiii) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxiv) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Prospectus are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(xxv) Real Property. The real property of the Company, the Operating Partnership and their Subsidiaries is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.

(xxvi) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxvii) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus.

(xxviii) Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

(xxix) Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit

Committee of the Board of Trustees have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a role in the Company’s internal controls; and any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi) Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(xxxii) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries and any of the officers, trustees and directors of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(b)	Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to the Representative or other Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)	Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per share of $33.78, the respective number of shares of Initial Securities set forth opposite the names of the Underwriters on Schedule I hereto.

(b)	Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 220,000 Common Shares in the aggregate at the price per share of $33.78, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part once only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that portion of the total number of Option Securities being purchased which the number of Initial Securities set forth opposite such Underwriter’s name bears to the total number of Initial Securities (subject to adjustment by the Representative to eliminate fractions). Such time and date of delivery (“Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c)	Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the New York offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on October 12, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on the Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the accounts of the several Underwriters of certificates for the Securities to be purchased by the Underwriters. The Initial Securities and, if any, the Option Securities will be delivered to the Underwriters in book-entry form through the facilities of The Depository Trust Company.

(d)	Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. Certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Underwriters as follows:

(a)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)	Filing of Amendments. During the period a Prospectus is required to be delivered under the 1933 Act, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)	Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)	Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)	Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Without limiting the generality of the foregoing, the Company agrees, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Securities, to file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act regulations within the time periods prescribed thereby. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)	Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g)	Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)	REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company’s securityholders to remain so qualified.

(j)	No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership has or will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the Closing Date, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(k)	Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l)	NYSE Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.

(m)	Lock-Up Agreement. For a period of 30 days after the date of the Prospectus, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any shares, (ii) sell any option or contract to sell any shares, (iii) purchase any option or contract to sell any shares, (iv) grant any option, right or warrant to purchase any shares, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with shares, (vii) except as expressly provided for in this section, file with the Commission a registration statement under the 1933 Act relating to any additional shares or securities convertible into or exchangeable or exercisable for shares, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Representative; provided, however, that the Company shall not be restricted from issuing shares or options, warrants, partnership units or other securities convertible into shares (A) upon the exercise of outstanding employee share options and options pursuant to employee benefit plans, (B) pursuant to non-employee trustee share plans, (C) pursuant to any dividend reinvestment plan of the Company, (D) pursuant to employee option plans in the ordinary course of business, (E) upon conversion of any currently outstanding convertible securities, and shall not be restricted from issuing preferred or common units of limited partnership interest in the Operating Partnership as full or partial consideration for the acquisition from a third party of properties directly or indirectly by the Company or one of its Subsidiaries or filing a registration statement under the 1933 Act covering the resale of the shares into which the Units or other units of limited partnership interest in the Operating Partnership are convertible.

(n)	Information Furnished by the Underwriters. The Company acknowledges that the list of Underwriters and their respective participation in the sale of the Securities, the concession and reallowances sentences and the paragraphs relating to stabilization, syndicate covering transactions and penalty bids appearing under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 1(a)(i) and 6 hereof.

(o)	Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 4. Payment of Expenses.

(a)	Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriters), printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to the Underwriters of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)	Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)	Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been timely filed with the Commission in accordance with Rule 424(b).

(b)	Opinion of Counsel for Company.

(i) At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of DLA Piper Rudnick Gray Cary US LLP, counsel for the Company and the Operating Partnership to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(ii) At Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Hagan & Vidovic, L.L.P., special counsel for the Company and the Operating Partnership to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)	Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to the Securities, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

(d)	Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, the Representative shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to the Underwriters may reasonably request.

(e)	Accountant’s Comfort Letter. At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date with respect to (i) the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement and the Prospectus and (ii) the financial statements and certain financial information of Westban Hotel Venture, incorporated by reference in the Registration Statement and the Prospectus, each such letter substantially in the form approved by the Underwriters before the execution of this Agreement.

(f)	Bring-down Comfort Letter. At Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than, three days prior to the Closing Time.

(g)	Lock-up Agreements. At the time of execution of this Agreement, Messrs. Jon E. Bortz, Michael D. Barnello and Hans S. Weger shall have executed and delivered to the Representative a lock-up agreement substantially in the form provided by the Representative to the Company.

(h)	NYSE Listing. The Securities shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance.

(i)	Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the president or an executive vice president of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Company and the Operating Partnership, and Hagan & Vidovic, L.L.P., special counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. Letter from KPMG LLP dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(j)	Additional Documents. At Closing Time and at the Date of Delivery counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(k)	Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on the Date of Delivery that is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)	Indemnification of Underwriter. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, jointly or severally, by any Underwriter or any such person, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter if it failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the Representative in accordance with Section 3(d)) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, jointly or severally by any Underwriter or any such person, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred, jointly or severally by any Underwriter or any such person (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)	Indemnification of Company, Trustees and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(n) herein.

(c)	Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and one or more of the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by any of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) shall be required to contribute any amount in excess of the amount of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

For purposes of this Section 7, each director, officer, employee or affiliate of the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriters, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters and shall survive the termination of this Agreement.

SECTION 9. Termination of Agreement.

(a)	Termination; General. The Underwriters may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange, Inc. or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)	Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to the Underwriters shall be directed c/o Wachovia Capital Markets, LLC, 7 Saint Paul Street, Baltimore, MD 21202, attention: Equity Syndicate, phone number (443) 263-6451; notices to the Company and the Operating Partnership shall be directed to it at 3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814, attention of Hans S. Weger, Executive Vice President.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with its counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

LASALLE HOTEL PROPERTIES

By:	/s/ Hans Weger
Name:	Hans Weger
Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

By:	/s/ Hans Weger
Name:	Hans Weger
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark Waxman
Authorized Signatory

Acting on its own behalf and as representative of the several Underwriters.

Schedule I

Underwriters

Underwriter	Number of Initial Securities
Wachovia Capital Markets, LLC	1,232,000
Raymond James & Associates, Inc	440,000
A.G. Edwards & Sons, Inc	264,000
Robert W. Baird & Co. Incorporated	110,000
KeyBanc Capital Markets, a division of McDonald Investments Inc	110,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc	44,000

Total	2,200,000

Sch. I-1

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)(b)(i)

(i) The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Exhibit A-1 hereto, is duly qualified and registered as a foreign trust to transact business and is in good standing in such states.

(ii) The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares was issued in violation of preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland REIT Law, as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the Declaration of Trust or the Bylaws or any contract to which the Company is a party of which we have knowledge.

(iii) Based solely on a review of the books and records of the Operating Partnership provided to us, all of the outstanding Units, Series A Units, Series B Units, Series C Units and Series D Units of the Operating Partnership have been duly authorized for issuance by the Operating Partnership to holders thereof. To our knowledge, except as described in the Prospectus, no Units, Series A Units, Series B Units, Series C Units or Series D Units are reserved for issuance for any purpose, there are no outstanding securities convertible into or exchangeable for any Units, Series A Units, Series B Units, Series C Units or Series D Units and there are no preemptive or other similar rights to purchase or subscribe for Units, Series A Units, Series B Units, Series C Units or Series D Units or any other securities of the Operating Partnership arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which we have knowledge.

(iv) The Securities to be issued and sold to the Underwriters by the Company pursuant to the Underwriting Agreement have been duly authorized by the Company and, when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland REIT Law, the Declaration of Trust or Bylaws or any contract to which the Company is a party of which we have knowledge.

(v) The Operating Partnership has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and partnership authority under the Operating Partnership Agreement and the DRULPA to own, lease and operate its properties and to conduct

Exhibit A-1

its business as described in the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Exhibit A-1 hereto, is duly qualified and registered as a foreign partnership to transact business and is in good standing in such states.

(vi) LHO New Orleans LM, L.P. has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware. LHO New Orleans LM, L.P. has the partnership power and partnership authority under its partnership agreement and the DRULPA to own, lease and operate its properties and to conduct its business as described in the Prospectus. Based solely on a review of the books and records of LHO New Orleans LM, L.P. provided to us, all the outstanding partnership interests of LHO New Orleans LM, L.P. have been duly authorized for issuance by LHO New Orleans LM, L.P. to the holders of such interests and, assuming that the holders of the interests, as limited partners of LHO New Orleans LM, L.P., do not participate in the control of the business of LHO New Orleans LM, L.P., the partnership interests will represent valid and, subject to the qualifications set forth herein, fully paid and non-assessable limited partnership interests in LHO New Orleans LM, L.P., as to which the holders of the partnership interests, in their capacity as limited partners of LHO New Orleans LM, L.P., will have no liability in excess of their obligations to make contributions to LHO New Orleans LM, L.P., their obligations to make other payments provided for in the limited partnership agreement and their share of the LHO New Orleans LM, L.P.’s assets and undistributed profits (subject to the obligation of a limited partner of LHO New Orleans LM, L.P. to repay any funds wrongfully distributed to it).

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(viii) The Registration Statement has been declared effective by the Commission. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(ix) The Registration Statement (excluding the documents incorporated by reference in the Registration Statement), the Prospectus (excluding the documents incorporated by reference in the Prospectus), and each amendment or supplement to the Registration Statement and Prospectus (excluding the documents incorporated by reference in any such amendment or supplement to the Registration Statement or the Prospectus), as of their respective effective or issue dates (other than the financial statements (including notes), supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and other than statistical information derived from such financial statements (including notes), supporting schedules or other financial information, as to which we express no opinion), complied as to form, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations.

(x) The documents incorporated by reference in the Prospectus (other than the financial statements (including notes), supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and other than statistical information derived from such financial statements (including notes), supporting schedules or

Exhibit A-2

other financial information, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder.

(xi) To our knowledge, except as described or incorporated by reference in the Prospectus, there are no pending or threatened actions, suits or proceedings, against the Company, the Operating Partnership or any Subsidiary, or any of their respective properties or assets that, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company or the Operating Partnership to perform their obligations under the Underwriting Agreement or that are of a character required to be described in the Prospectus which are not adequately disclosed.

(xii) The information in the Prospectus under “Description of Common Shares” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Declaration of Trust and Bylaws or legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

(xiii) The information in the Prospectus under “Federal Income Tax Considerations,” to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, has been reviewed by us and is correct in all material respects. Commencing with its taxable year ended December 31, 1998, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, (the “Code”) and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

(xiv) The descriptions in the Registration Statement of the contracts and other documents filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”), to which the Company, the Operating Partnership or any Subsidiary is a party are correct in all material respects. To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal administrative agency or other federal governmental body of the United States, any state administrative agency or other state governmental body of the State of Maryland or the State of Delaware, or U.S. federal court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations under the Underwriting Agreement or in connection with the transactions contemplated under the Underwriting Agreement, other than under the 1933 Act or the 1933 Act Regulations, which have been obtained, or as may be required under the bylaws and rules of the National Association of Securities Dealers, Inc., state securities or blue sky laws or real estate syndication laws.

Exhibit A-3

(xvi) The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities) and compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement do not and, as of the date hereof, will not, (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the Annual Report to which the Company, the Operating Partnership or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of the Maryland REIT Law, DRULPA, or U.S. federal laws, statute, rule, regulations, or any judgment, order, writ or decree, known to us, of any Maryland, Delaware or U.S. federal government, government instrumentality or court having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations.

(xvii) Neither the Company nor the Operating Partnership is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xviii) The form of certificate used to evidence the Common Shares and incorporated by reference as an exhibit to the Registration Statement complies, in all material respects, with the requirements of the Maryland REIT Law, the Declaration of Trust and the Bylaws and the New York Stock Exchange.

No fact has come to our attention that has caused us to believe that the Registration Statement (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we need make no statement), at the time such Registration Statement became effective or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we need make no statement), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-4

EXHIBIT A-1

Name	Foreign Qualifications
1. LaSalle Hotel Properties	Delaware, Minnesota, California, New Jersey, New York

2. LaSalle Hotel Operating Partnership, L.P.	Minnesota, California, Texas, New Jersey, New York, Illinois

Exhibit A-1-1

EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

(i) Each of the Subsidiaries identified on Exhibit B-1 (“Significant Subsidiaries”) has been duly organized and is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization or formation or incorporation and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Exhibit B-2 with respect to the applicable entity, is duly qualified or registered as a foreign limited partnership, corporation or limited liability company, as applicable, to transact business and is in good standing in the respective states listed on Exhibit B-2. Based solely on a review of the books and records of the Significant Subsidiaries provided to such counsel, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests, as applicable, of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Significant Subsidiaries are wholly-owned by the Company either directly or indirectly.

Exhibit B-1

EXHIBIT B-1

Name	State of Formation
LaSalle Hotel Lessee, Inc.	Illinois

LHO Financing Partnership I, L.P.	Delaware
LHO Hollywood LM, L.P.	Delaware
LHO Bloomington One Lessee, LLC	Delaware
LHO Leesburg One Lessee, Inc.	Delaware
LHO Viking Hotel L.L.C.	Delaware
Chicago 540 Hotel, L.L.C.	Delaware
LHO Washington Hotel One, L.L.C.	Delaware
LHO Washington Hotel Two, L.L.C.	Delaware
LHO Washington Hotel Four, L.L.C.	Delaware
LaSalle Washington Two Lessee, Inc.	Delaware
LaSalle Washington Four Lessee, Inc.	Delaware
LHO Harborside Hotel LLC	Delaware
LHO Washington Hotel Three LLC	Delaware
LHO Indianapolis One Lessee, LLC	Delaware
LHO Indianapolis Hotel One, LLC	Delaware
I&G Capitol LLC	Delaware
LHO Washington Hotel Six LLC	Delaware
LHO Mission Bay Hotel, LP	California
LHO Alexandria One, LLC	Delaware
LHO San Diego Hotel One, LP	Delaware
LHO Backstreets Lessee, L.L.C.	Delaware
LHO Backstreets, L.L.C.	Delaware

Exhibit B-1-1

EXHIBIT B-2

Name	Foreign Qualifications
LaSalle Hotel Lessee, Inc.	New York, New Jersey

LHO Backstreets Lessee, L.L.C.	Massachusetts

LHO Backstreets, L.L.C	Massachusetts

Exhibit B-2-1